UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 13F

                               Form 13F COVER PAGE


Report for the Calendar Year or Quarter Ended:       June 30, 2004

Check here if Amendment    [X];     Amendment Number:1
         This Amendment (Check only one.):      [X] is a restatement
                                                [ ] adds new holdings entries.

Institutional Investment Manager Filing this Report:

Name:    Lehman Brothers Holdings Inc.
Address: 745 Seventh Avenue
         New York, New York 10019

Form 13F File Number:      28-3182

The institutional investment manager filing this report and the person by whom it is signed hereby represent that the person signing the report is authorized to submit it, that all information contained is true, correct and complete, and that it is understood that all required items, statements, schedules, lists, and tables, are considered integral parts of this form.

Person Signing this Report on Behalf of Reporting Manager:

Name:             Oliver Budde
Title:            Vice President
Phone:            212 526-0778

Signature, Place and Date of Signing:

/s/Oliver Budde
New York, NY
August 18, 2004

Report Type (Check only one.):

[ X ] 13F HOLDINGS REPORT. (Check here if all holdings of this reporting manager are reported in this report.)

[   ] 13F NOTICE. (Check here if no holdings reported are in this report, and all holdings are reported by another reporting manager(s).)

[    ] 13F COMBINATION REPORT. (Check here if a portion of the holdings for this reporting manager are reported in this report and a portion are reported by other reporting manager(s).)





                              FORM 13F SUMMARY PAGE



Report Summary:

         Number of Other Included Managers:          1

         Form 13F Information Table Entry Total:     3,380

         Form 13F Information Table Value Total      13,843,716
                                                     (thousands)


List of Other Included Managers:

         Provide a numbered list of the name(s) and Form 13F file number(s) of all institutional investment managers with respect to which this report is filed, other than the manager filing this report.

            No.         Form 13F File Number    Name
            1           28-1159                 Lehman Brothers Inc.


         Please note that confidential information has been omitted from this report and filed separately with the Securities and Exchange Commission.